
                     Vectren Corporation
                  And Subsidiary Companies
             Consolidated Operating Revenues and
                   Consolidated Net Income
             For the One and Four Month Periods
                    Ended April 30, 2000

                   (unaudited - thousands)


                           One Month Ended  Four Months Ended
                           April 30, 2000    April 30, 2000
Operating Revenues           $81,034             $440,478
Net Income                   $ 2,449             $ 24,574


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